Weinberg & Baer LLC
115 Sudbrook Lane, Baltimore, MD 21208
Phone (410) 702-5660
________________________________________________________________________

Mr. Louie P. Aquino, President
Aquino Milling Inc.
113 Barksdale Professional Center
Newark, DE 19711

Dear Mr. Aquino:

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation in the Registration Statement of Aquino Milling Inc. on Form S-1 of our report on the financial statements of the Company as its registered independent auditor dated December 22, 2011, as of and for the periods ended November 30, 2011 and from inception to November 30, 2011. We further consent to the reference to our firm in the section on Experts.

Respectfully submitted,

/s/ Weinberg & Baer LLC

Weinberg & Baer LLC
Baltimore, Maryland
December 28, 2011